UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
WESTERN DIGITAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-08703 (Commission File Number)	33-0956711 (I.R.S. Employer Identification No.)

20511 Lake Forest Drive Lake Forest, California (Address of Principal Executive Offices)		92630 (Zip Code)
(949) 672-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
SIGNATURE

Item 2.02 Results of Operations and Financial Condition.
     On July 26, 2007, Western Digital Corporation (“Western Digital”) announced financial results for the fourth fiscal quarter and fiscal year ended June 29, 2007, including an income tax benefit of $147 million related to an adjustment to the valuation allowance of Western Digital’s deferred tax assets. In the course of finalizing its annual report on Form 10-K for the period ended June 29, 2007, Western Digital determined that the deferred tax asset and the related valuation allowance should be reduced by $21 million and that the income tax benefit should have been $126 million. Given this change, net income for fiscal year 2007 was $564 million, or $2.50 per share, and net income for the fourth quarter of 2007 was $212 million, or $0.94 per share. The change does not impact the Company’s previously announced operating income or cash flows from operations.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DIGITAL CORPORATION (Registrant)
Date: August 27, 2007	By:	/s/ Raymond M. Bukaty
Raymond M. Bukaty
Senior Vice President, Administration, General Counsel and Secretary